Exhibit 99.1

ONE FINANCIAL PLAZA | 501 NORTH BROADWAY | ST. LOUIS, MISSOURI 63102 | (314) 342-2000

FOR IMMEDIATE RELEASE

STIFEL FINANCIAL ANNOUNCES CLOSING OF

$175 MILLION OF SENIOR NOTES

ST. LOUIS, January 23, 2012 – Stifel Financial Corp. (NYSE: SF) today announced the closing of $175 million principal amount of 6.70% Senior Notes due 2022 (the “Notes”). This follows the January 18, 2012 announcement of the Notes pricing.

Net proceeds after discounts, commissions and expenses were approximately $169.3 million and are expected to be used for general corporate purposes.

The Notes were issued pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3 and available for review on the Securities and Exchange Commission’s website at www.sec.gov.

Stifel Nicolaus Weisel, BofA Merrill Lynch, Morgan Stanley, and UBS Investment Bank acted as joint book-running managers, Credit Suisse acted as joint lead-manager, and US Bancorp acted as co-manager for the Notes.

Copies of the prospectus supplement and the accompanying base prospectus by which the offering was made may be obtained from Stifel Nicolaus Weisel, Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21201 (443-224-1988); BofA Merrill Lynch, 100 West 33rd Street, New York, NY 10001, Attn: Prospectus Department (1-800-294-1322); Morgan Stanley, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department (866-718-1649); or UBS Securities LLC, 299 Park Avenue, New York, NY 10017, Attention: Prospectus Specialist (877-827-6444, ext. 561 3884).

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated, through Stifel Nicolaus Weisel, the investment banking division of Stifel, Nicolaus & Company, Incorporated, and through Thomas Weisel Partners LLC in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include: a material adverse change in our financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services. Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements.